Exhibit 10.3

RENEWAL AGREEMENT

THIS RENEWAL AGREEMENT, dated as of December 20, 2020 (the “Agreement”), is entered into between Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation (the “Company”), and Resource Real Estate Opportunity Advisor II, LLC a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company and the Advisor are parties to the Second Amended and Restated Advisory Agreement dated September 8, 2020 (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement expires on December 20, 2020, subject to an unlimited number of successive one-year renewals;

WHEREAS, the Company desires to continue to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities set forth in the Advisory Agreement, on behalf of, and subject to the supervision of, the board of directors of the Company (the “Board”); and

WHEREAS, the Advisor is willing to continue to undertake to render such services, subject to the supervision of the Board.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Term. In accordance with the provisions of Section 13.01 of the Advisory Agreement, the term of the Advisory Agreement is hereby renewed for an additional one-year term, and notwithstanding the language in Section 13.01 of the Advisory Agreement, is acknowledged and agreed by the Parties to be a one-year term commencing December 20, 2020 and ending December 19, 2021.

2. Ratification; Effect on Advisory Agreement. The Advisory Agreement shall remain in full force and effect and is hereby confirmed in all respects. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” or words of similar import will mean and be a reference to the Advisory Agreement as renewed hereby.

3. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

4. Construction; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. Any suit involving any dispute or matter arising under this Agreement may only be brought in the federal or state courts located in the State of Delaware. Each of the parties hereto consents to the exercise of personal jurisdiction by such courts with respect to all such proceedings. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND

VOLUNTARILY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL, TO THE FULLEST EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, IN ANY PROCEEDING, CLAIM, COUNTER-CLAIM OR OTHER ACTION INVOLVING ANY DISPUTE OR MATTER ARISING UNDER THIS AGREEMENT.

5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have executed this Renewal Agreement as of the date and year first above written.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

By:	/s/ Alan F. Feldman
Alan F. Feldman, Chief Executive Officer

RESOURCE REAL ESTATE OPPORTUNITY ADVISOR II, LLC

By:	/s/ Shelle Weisbaum
Shelle Weisbaum, Senior Vice President